Schedule A

to

Investment Advisory Agreement

of

JPMorgan Trust IV

Advisory Fee Rates

(amended as of August 14, 2018)

Name	Fee Rate

JPMorgan Core Focus SMA Fund (effective upon the effectiveness of the Fund’s registration statement)*	N/A

JPMorgan Flexible Long/Short Fund (name change from JPMorgan Flexible Credit Long/Short Fund effective 5/18/16)	0.50%

JPMorgan High Yield Opportunities Fund	0.60%

JPMorgan Municipal SMA Fund (effective upon the effectiveness of the Fund’s registration statement)*	N/A

JPMorgan Securities Lending Money Market Fund***	0.08%

JPMorgan SmartSpending 2050 Fund (effective upon the effectiveness of the Fund’s registration statement)*	0.35%

JPMorgan Ultra Short Municipal Fund	0.15%

JPMorgan Value Plus Fund	0.75%

JPMorgan Institutional Tax Free Money Market Fund**	0.08%

JPMorgan Equity Premium Income Fund***	0.25%

JPMorgan International Hedged Equity Fund****	0.25%

JPMorgan Emerging Markets Research Enhanced Equity Fund****	0.25%

*	Initial term continues until October 31, 2018.
**	Initial term continues until November 14, 2019.
***	Initial term continues until October 31, 2019.
****	Initial term continues until October 31, 2020.

*        *        *         *        *

JPMORGAN TRUST IV	J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	By:

Name:	Name:

Title:	Title: